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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-41005) and the related Prospectus and in the Registration Statements on Form S-8 (Nos. 333-19389 and 333-44717) pertaining to the 1992 Stock Option Plan, 1994 Equity Incentive Plan, Non-Employee Directors' Stock Option Plan, Nonstatutory Stock Options and the Employee Stock Purchase Plan of CV Therapeutics, Inc., of our report dated March 2, 2000, with respect to the consolidated financial statements of CV Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                 /s/ Ernst & Young LLP

Palo Alto, California
March 28, 2000